                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 25, 2000

                             THE TITAN CORPORATION

             (Exact name of registrant as specified in its charter)

          DELAWARE               1-6035         95-2588754
(State or other jurisdiction  (Commission      (IRS Employer
     of incorporation)        File Number)  Identification No.)

   3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA       92121
     (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (858) 552-9500

    The Titan Corporation (the "Registrant") hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed March 9, 2000, as follows:

Item 7. Financial Statements and Exhibits

       (a) Financial Statements of Businesses Acquired. The Registrant herewith files the following financial statements of Advanced Communication Systems, Inc. ("ACS"): (1) the audited consolidated balance sheets of ACS as of September 30, 1998 and 1999 and the audited consolidated statements of operations and changes in financial position for each of the three years in the period ended September 30, 1999, filed herein as Exhibit 99.2, and (2) the unaudited consolidated balance sheet of ACS as of December 31, 1999 and the unaudited consolidated statements of operations and changes in financial position for the quarterly period ended December 31, 1999, filed herein as Exhibit 99.3.

       (b) Pro Forma Financial Information.

           Pro Forma Combined Statements of Operations for the years ended December 31, 1999, 1998 and 1997.

           Pro Forma Combined Balance Sheet as of December 31, 1999.

           Notes to Pro Forma Financial Statements

    The Registrant also files herewith as Exhibits 99.4, 99.5 and 99.6 the historical financial statements of the following companies whose financial results are reflected in the foregoing pro forma financial statements: JB Systems, Inc. (d.b.a. Mainsaver), Assist Cornerstone Technologies, Inc., and SFG Technologies Inc.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The accompanying unaudited pro forma condensed combined financial statements should be read in conjunction with the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 1999, the notes to the consolidated financial statements contained herein as exhibit 99.2 of Advanced Communication Systems, Inc. ("Advanced Communication Systems") for the year ended September 30, 1999 and the notes to the financial statements of JB Systems, Inc. ("Mainsaver"), Assist Cornerstone Technologies, Inc. ("Assist") and SFG Technologies, Inc. ("SFG Technologies"). We refer to Mainsaver, Assist and SFG Technologies hereinafter as the "acquired companies."

    The following unaudited pro forma combined balance sheet and unaudited pro forma condensed combined statements of operations have been prepared to illustrate the estimated effects of the acquisitions of Advanced Communication Systems and the acquired companies, for balance sheet purposes as of December 31, 1999, and for statement of operations purposes for the years ended December 31, 1999, 1998 and 1997. The operating results for Transnational Partners are included in our operating results for the year ended December 31, 1999. The operating results of Mainsaver, Assist and SFG Technologies from the dates of acquisition through December 31, 1999 are included in our operating results for the year ended December 31, 1999. The unaudited pro forma condensed combined statements of operations for 1999 combine our revenues and expenses for the year ended December 31, 1999 with the revenues and expenses of Advanced Communication Systems for the year ended September 30, 1999 and with the acquired companies' revenues and expenses from January 1, 1999 through the dates of acquisition in November and December 1999. The unaudited pro forma condensed combined statements of operations for 1998 and 1997 combine our revenues and expenses for the years ended December 31, 1998 and 1997 with the revenues and expenses of Advanced Communication Systems for the years ended September 30, 1998 and 1997.

    The unaudited pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable in the circumstances. The unaudited pro forma condensed combined statements of operations include the recurring items which are directly attributable to acquisitions, such as amortization of additional goodwill, increase in interest expense and the related tax effects thereof. The unaudited pro forma combined balance sheet gives effect to the acquisition of Advanced Communication Systems and the acquired companies as if they had occurred on December 31, 1999. The unaudited pro forma condensed combined statements of operations give effect to the acquisition of Advanced Communication Systems as if it had occurred on January 1, 1997, and give effect to the acquisitions of the acquired companies as if they had occurred on January 1, 1999. The unaudited pro forma combined statements do not purport to represent what our financial position or results of operations would actually have been if the acquisitions in fact had occurred on the date or at the beginning of the periods indicated, nor do they purport to project our financial position or results of operations for any future date or period.

                             THE TITAN CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA
                                                                          ADJUSTMENTS   PRO FORMA
                                                     TITAN       ACS       (NOTE 4)      COMBINED    MAINSAVER     ASSIST
                                                    --------   --------   -----------   ----------   ----------   --------
REVENUES                                            $406,551   $218,252     $   --       $624,803     $ 6,698     $11,869

Costs and expenses:
  Cost of revenues................................   314,369    147,667         --        462,036       1,835       6,265
  Selling, general and administrative expense.....    46,583     53,736                   100,319       5,526       5,915
  Research and development expense................     6,690         --         --          6,690       1,004         612
  Special acquisition related charges and other...   (28,880)     6,534         --        (22,346)         --          --
                                                    --------   --------     ------       --------     -------     -------
    Total costs and expenses......................   338,762    207,937         --        546,699       8,365      12,792
                                                    --------   --------     ------       --------     -------     -------
Operating profit (loss)...........................    67,789     10,315         --         78,104      (1,667)       (923)
Interest expense..................................    (9,633)    (4,492)        --        (14,125)       (383)       (454)
Interest income...................................     1,027        160         --          1,187          --          --
                                                    --------   --------     ------       --------     -------     -------
Income (loss) from continuing operations before
  income taxes....................................    59,183      5,983         --         65,166      (2,050)     (1,377)
Income tax provision..............................    21,983      2,402         --         24,385          --        (138)
                                                    --------   --------     ------       --------     -------     -------
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle, net..................................  $ 37,200   $  3,581     $   --       $ 40,781     $(2,050)    $(1,239)
                                                    ========   ========     ======       ========     =======     =======
Basic earnings per share:
  Income from continuing operations...............  $   0.93   $   0.41     $   --       $   0.90     $    --     $    --
                                                    ========   ========     ======       ========     =======     =======
  Weighted average shares.........................    39,318      8,680     (3,346)(e)     44,652          --          --
                                                    ========   ========     ======       ========     =======     =======
Diluted earnings per share:
  Income from continuing operations...............  $   0.81   $   0.41     $   --       $   0.80     $    --     $    --
                                                    ========   ========     ======       ========     =======     =======
  Weighted average shares.........................    46,032      8,803     (3,469)(e)     51,366          --          --
                                                    ========   ========     ======       ========     =======     =======

                                                                PRO FORMA
                                                               ADJUSTMENTS   PRO FORMA
                                                      SFG       (NOTE 4)      COMBINED
                                                    --------   -----------   ----------
REVENUES                                             $6,749      $    --      $650,119
Costs and expenses:
  Cost of revenues................................    1,348           --       471,484
  Selling, general and administrative expense.....    3,234        2,537(b)    117,531
  Research and development expense................    2,245           --        10,551
  Special acquisition related charges and other...       --           --       (22,346)
                                                     ------      -------      --------
    Total costs and expenses......................    6,827        2,537       577,220
                                                     ------      -------      --------
Operating profit (loss)...........................      (78)      (2,537)       72,899
Interest expense..................................     (337)      (4,241)(c)   (19,540)
Interest income...................................       --           --         1,187
                                                     ------      -------      --------
Income (loss) from continuing operations before
  income taxes....................................     (415)      (6,778)       54,546
Income tax provision..............................       --       (1,484)(d)    22,763
                                                     ------      -------      --------
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle, net..................................   $ (415)     $(5,294)     $ 31,783
                                                     ======      =======      ========
Basic earnings per share:
  Income from continuing operations...............   $   --      $    --      $   0.70
                                                     ======      =======      ========
  Weighted average shares.........................       --           --        44,652
                                                     ======      =======      ========
Diluted earnings per share:
  Income from continuing operations...............   $   --      $    --      $   0.61
                                                     ======      =======      ========
  Weighted average shares.........................       --           --        51,366
                                                     ======      =======      ========

                             THE TITAN CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     PRO FORMA
                                                                                    ADJUSTMENTS   PRO FORMA
                                                               TITAN       ACS       (NOTE 4)      COMBINED
                                                              --------   --------   -----------   ----------
REVENUES                                                      $303,428   $107,752     $    --      $411,180

Costs and expenses:
  Cost of revenues..........................................   232,041     69,847          --       301,888
  Selling, general and administrative expense...............    37,553     28,834          --        66,387
  Research and development expense..........................     5,590         --          --         5,590
  Special acquisition related charges and other.............     9,891         --          --         9,891
                                                              --------   --------     -------      --------
    Total costs and expenses................................   285,075     98,681          --       383,756
                                                              --------   --------     -------      --------
Operating profit............................................    18,353      9,071          --        27,424
Interest expense............................................    (7,377)    (1,918)         --        (9,295)
Interest income.............................................       392         82          --           474
                                                              --------   --------     -------      --------
Income from continuing operations before income taxes.......    11,368      7,235          --        18,603
Income tax provision........................................     4,155      2,861          --         7,016
                                                              --------   --------     -------      --------
Income from continuing operations before cumulative effect
  of change in accounting principle, net....................  $  7,213   $  4,374     $    --      $ 11,587
                                                              ========   ========     =======      ========

Basic earnings per share:
  Income from continuing operations.........................  $   0.18   $   0.61     $    --      $   0.27
                                                              ========   ========     =======      ========
    Weighted average shares.................................    34,895      7,221      (1,887)(e)    40,229
                                                              ========   ========     =======      ========
Diluted earnings per share:
  Income from continuing operations.........................  $   0.18   $   0.60     $    --      $   0.26
                                                              ========   ========     =======      ========
    Weighted average shares.................................    36,177      7,326      (1,992)(e)    41,511
                                                              ========   ========     =======      ========

                             THE TITAN CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             PRO FORMA
                                                                            ADJUSTMENTS   PRO FORMA
                                                       TITAN       ACS       (NOTE 4)     COMBINED
                                                      --------   --------   -----------   ---------
Revenues............................................  $275,923   $52,194       $   --     $328,117
Costs and expenses:
  Cost of revenues..................................   216,553    37,687           --      254,240
  Selling, general and administrative expense.......    36,731    11,128           --       47,859
  Research and development expense..................     7,466        --           --        7,466
  Special acquisition related charges and other.....     6,600     1,910           --        8,510
                                                      --------   -------       ------     --------
    Total costs and expenses........................   267,350    50,725           --      318,075
                                                      --------   -------       ------     --------
Operating profit....................................     8,573     1,469           --       10,042
Interest expense....................................    (6,643)     (136)          --       (6,779)
Interest income.....................................       872       153           --        1,025
                                                      --------   -------       ------     --------
Income from continuing operations before income
  taxes.............................................     2,802     1,486           --        4,288
Income tax provision................................     4,184      (250)          --        3,934
                                                      --------   -------       ------     --------
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle, net....................................  $ (1,382)  $ 1,736       $   --     $    354
                                                      ========   =======       ======     ========
Basic earnings per share:
  Income (loss) from continuing operations..........  $  (0.07)  $  0.40       $   --     $  (0.01)
                                                      ========   =======       ======     ========
    Weighted average shares.........................    33,094     4,306        1,028(e)    38,428
                                                      ========   =======       ======     ========
Diluted earnings per share:
  Income (loss) from continuing operations..........  $  (0.07)  $  0.40       $   --     $  (0.01)
                                                      ========   =======       ======     ========
    Weighted average shares.........................    33,094     4,352          982(e)    38,428
                                                      ========   =======       ======     ========

                             THE TITAN CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF DECEMBER 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   PRO FORMA
                                                                                  ADJUSTMENTS
                                                             TITAN       ACS       (NOTE 4)     PRO FORMA
                                                            --------   --------   -----------   ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................  $ 11,749   $    979     $    --     $ 12,728
  Accounts receivable, net................................   151,771     69,817          --      221,588
  Inventories.............................................    14,708        720          --       15,428
  Prepaid expenses and other..............................     8,102      1,888          --        9,990
  Deferred income taxes...................................    13,318     (2,979)      3,345(a)    16,663
                                                            --------   --------     -------     --------
    Total current assets..................................   199,648     73,404       3,345      276,397
  Property and equipment, net.............................    35,361      8,690          --       44,051
  Goodwill, net...........................................   149,635     71,174          --      220,809
  Other assets............................................    20,935        422          --       21,417
  Net assets of discontinued operations...................       557         --          --          557
                                                            --------   --------     -------     --------
    Total assets..........................................  $406,196   $153,690     $ 3,345     $563,231
                                                            ========   ========     =======     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit..........................................  $ 10,035   $     --     $    --     $ 10,035
  Accounts payable........................................    38,987      4,924          --       43,911
  Acquisition debt........................................     4,800         --          --        4,800
  Current portion of long-term debt.......................     3,704        757          --        4,461
  Income taxes payable....................................     9,119         --          --        9,119
  Accrued compensation and benefits.......................    17,873         --          --       17,873
  Other accrued liabilities...............................    30,490     41,214          --       71,704
  Net liabilities of discontinued operations..............     7,142         --          --        7,142
                                                            --------   --------     -------     --------
    Total current liabilities.............................   122,150     46,895          --      169,045
                                                            --------   --------     -------     --------
  Line of credit..........................................   129,187     52,565          --      181,752
  Long-term debt..........................................     8,556        358      11,150(a)    20,064
  Other non-current liabilities...........................    30,205      1,711          --       31,916
  Minority interests......................................     5,350         --          --        5,350

STOCKHOLDERS' EQUITY:
  Preferred stock:
    Cumulative convertible................................       695         --          --          695
    Series A junior participating.........................        --         --          --           --
  Common stock............................................       454        115          --          569
  Capital in excess of par value..........................   105,030     43,416          --      148,446
  Deferred compensation...................................      (738)        --          --         (738)
  Retained earnings.......................................     7,976      8,930      (7,805)(a)    9,101
  Cumulative foreign currency translation adjustment......       (33)        --          --          (33)
  Treasury stock..........................................    (2,636)      (300)         --       (2,936)
                                                            --------   --------     -------     --------
    Total stockholders' equity............................   110,748     52,161      (7,805)     155,104
                                                            --------   --------     -------     --------
    Total liabilities and stockholders' equity............  $406,196   $153,690     $ 3,345     $563,231
                                                            ========   ========     =======     ========

                             THE TITAN CORPORATION

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. GENERAL

    Cayenta, Inc. ("Cayenta"), a majority owned subsidiary of The Titan Corporation ("Titan"), acquired substantially all of the assets and liabilities of Transnational Partners in January 1999. Thereafter, Cayenta acquired Mainsaver in November 1999, and Assist and SFG Technologies in December 1999. (See Note 3--The Acquired Companies). On December 9, 1999, we entered into an agreement to acquire Advanced Communication Systems, in a stock transaction to be accounted for as a pooling of interests, which was consummated on February 25, 2000.

2. BASIS OF PRESENTATION

    The accompanying unaudited pro forma condensed combined consolidated financial statements are based on adjustments to our historical consolidated financial statements to give effect to the acquisitions described in Note 3 below and the acquisition of Advanced Communication Systems. The pro forma condensed combined statements of operations assume the acquisitions were consummated as of the beginning of the periods presented. The pro forma condensed combined statements of operations are not necessarily indicative of results that would have occurred if the acquisitions had been consummated as of the beginning of the periods presented or the results that may be attained in the future.

    Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the SEC. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Titan and Advanced Communication Systems and the historical financial statements of the acquired companies.

    The information in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 has been derived from (i) the audited consolidated statement of operations of Titan, for the year ended December 31, 1999, the audited consolidated statement of operations of Advanced Communication Systems for the year ended September 30, 1999, and the audited statements of operations for Mainsaver, Assist and SFG Technologies for the period from January 1, 1999 through their respective dates of acquisition in November and December 1999 (which statements are included in the consolidated financial statements of each of Mainsaver, Assist and SFG Technologies for those respective periods). The information in the unaudited pro forma condensed combined statements of operations for the years ended December 31, 1998 and 1997 were derived from (i) our audited consolidated statement of operations for the years ended December 31, 1998 and 1997 and the (ii) audited consolidated statement of operations of Advanced Communication Systems for the years ended September 30, 1998 and 1997.

    The financial statements of SFG Technologies are translated from Canadian dollars to U.S. dollars based on the end of the period exchange rate for balance sheet items and average for the period rates for statement of operations data. There are no significant differences between U.S. and Canadian generally accepted accounting principles relative to SFG Technologies.

                             THE TITAN CORPORATION

                                  (UNAUDITED)

3. ACQUISITIONS

    All acquisitions were accounted for as purchases. Accordingly the operating results are reflected in the consolidated results of Cayenta from the date of acquisition. Summary information on the acquisitions follows:

THE ACQUIRED COMPANIES

    TRANSNATIONAL PARTNERS. In January 1999, Cayenta acquired substantially all of the assets of Transnational Partners, an enterprise application integration consulting company. Cayenta acquired these assets for an initial installment of $7.0 million in cash and 2,345,000 shares of Cayenta's convertible preferred stock. Cayenta paid an additional $2.8 million note that was issued as part of its acquisition of Transnational Partners, plus 7% interest thereon, in February 2000. Acquisition goodwill of $12.3 million is being amortized on a straight-line basis over 30 years.

    MAINSAVER. In November 1999, Cayenta acquired Mainsaver, an enterprise asset management company. Cayenta acquired Mainsaver for $11.7 million in cash, of which $8.2 million was paid at the closing. Of the $3.5 million withheld at the closing, $500,000 is due in March 2000 and $3.0 million is due in May 2001, after satisfaction of possible working capital adjustments or indemnification obligations. In addition, Cayenta paid approximately $3.4 million to reduce outstanding indebtedness of Mainsaver.

    ASSIST CORNERSTONE. In December 1999, Cayenta acquired Assist, an e-commerce solutions and software company. Cayenta acquired Assist for 516,000 shares of its Class A common stock and approximately $12.9 million in cash, of which $9.9 million was paid at the closing. Of the $3.0 million withheld at the closing, $1.7 million was due and paid in March 2000 and $1.3 million is due in June 2001, after satisfaction of possible working capital adjustments or indemnification obligations. In addition, Cayenta paid approximately
$3.2 million to retire outstanding indebtedness of Assist and redeem all of its outstanding redeemable preferred stock.

    SFG TECHNOLOGIES. In December 1999, Cayenta acquired SFG Technologies, a solutions and software provider focusing on revenue cycle services for the utility industry. Cayenta acquired SFG Technologies for $11.6 million in cash, of which $9.5 million was paid at the closing. Of the approximately
$2.0 million placed into escrow at the closing, approximately $500,000 was due and paid in March 2000 and $1.5 million is due in June 2001, after satisfaction of possible working capital adjustments or indemnification obligations. In addition, Cayenta paid approximately $3.1 million to retire outstanding indebtedness of SFG Technologies and redeem all of its outstanding redeemable preferred stock.

    Acquisition costs related to the acquired companies approximated $5.1 million, which includes approximately $2.1 million of estimated fair value assigned to 495,800 warrants granted to an investment advisor for certain advisory services performed in connection with these acquisitions. Goodwill related to these acquisitions amounted to approximately $55.8 million and is being amortized over 20 years.

                             THE TITAN CORPORATION

                                  (UNAUDITED)

4. ADJUSTMENTS TO HISTORICAL FINANCIAL STATEMENTS

    The following pro forma adjustments have been made to the historical balance sheet and the historical condensed statements of operations as if the acquisition of Advanced Communication Systems were consummated at December 31, 1999 and as of the beginning of the periods presented, respectively:

    BALANCE SHEET

    Advanced Communication Systems Acquisition:

        (a) To reflect the impact of estimated direct transaction costs of the acquisition of Advanced Communication Systems and estimated employee retention and termination costs of approximately $11.2 million. These transaction costs consist primarily of investment banking fees, costs of filings with regulatory agencies, and accounting, legal, financial printing and other related costs, net of taxes.

    STATEMENTS OF OPERATIONS

    1999 Acquisitions:

        (b) To reflect incremental amortization (on a straight-line basis over 20 years) of goodwill related to the purchase of Mainsaver, Assist and SFG Technologies.

        (c) To reflect incremental interest expense on advances under our line of credit to fund the cash portion of the purchase prices of the Transnational Partners acquisition and of the purchases of Mainsaver, Assist and SFG Technologies and to reflect interest expense related to holdback amounts for the Mainsaver, Assist and SFG Technologies acquisitions.

        (d) To reflect (i) the change in income taxes related to pro forma adjustments.

    Advanced Communication Systems Acquisition:

        (e) The unaudited pro forma combined net income (loss) per common share is based upon the weighted average number of common and equivalent shares of our common stock outstanding for each period at the exchange ratio of .5677 of a share of our common stock for each share of Advanced Communication Systems common stock, assuming 9,394,000 shares of Advanced Communication Systems common stock issued and outstanding, which amount includes common stock to be issued and outstanding stock options. The effect of the assumed conversion of our convertible subordinated debentures was antidilutive for all periods presented.

NON-RECURRING CHARGES

    Non-recurring charges represent special acquisition related charges, plus certain costs incurred by DBA Systems, Inc. in 1997 related to the write-down of certain assets impaired in 1997, and costs incurred by Mainsaver in connection with its 1998 leveraged recapitalization.

     EXHIBIT NO.                                DESCRIPTION
---------------------                           -----------
         2.1            Agreement and Plan of Merger, dated as of December 9, 1999, as amended as of January 20, 2000, among the Registrant
                        Merger Sub and ACS (incorporated by reference to
                        Exhibit 2.1 to the Registrant's Registration Statement on
                        Form S-4 (No. 333-95245)) Previously filed.

        23.1*           Consent of Arthur Andersen LLP, Independent Public
                        Accountants, with respect to the audited financial
                        statements of Advanced Communication Systems, Inc. filed as part of this Form 8-K/A.

        23.2*           Consent of Arthur Andersen LLP, Independent Public
                        Accountants, with respect to the audited financial statements of JB Systems, Inc. filed as part of this Form
                        8-K/A.

        23.3* Consent of Ernst & Young LLP, Independent Auditors, with respect to the audited financial statements of Assist
                        Cornerstone Technologies, Inc. filed as part of this Form
                        8-K/A.

        23.4* Consent of KPMG LLP, Independent Public Accountants, with respect to the audited financial statements of SFG
                        Technologies, Inc. filed as part of this Form 8-K/A.

        99.1            Press Release dated February 28, 2000. Previously filed.

        99.2*           Audited Financial Statements of Advanced Communication
                        Systems, Inc. as of and for the period ended September 30, 1999 and September 30, 1998.

        99.3*           Unaudited Financial Statements of Advanced Communication
                        Systems, Inc. as of and for the quarter ended December 31, 1999.

        99.4*           Financial Statements of JB Systems, Inc. d.b.a. Mainsaver.

        99.5*           Financial Statements of Assist Cornerstone Technologies,
                        Inc.

        99.6*           Financial Statements of SFG Technologies, Inc.

------------------------

* Filed herewith.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       THE TITAN CORPORATION

                                                       By:           /s/ NICHOLAS J. COSTANZA
                                                            -----------------------------------------
                                                                       Nicholas J. Costanza
                                                                    Senior Vice President and
                                                                         General Counsel

Date: April 17, 2000